Exhibit 7
               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 333-72875) pertaining to the Lincoln Life Flexible Premium Variable Life Account S, and to the use therein of our reports dated (a) January 31, 2000, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 24, 2000, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account S.





                                                           /s/ Ernst & Young LLP





Fort Wayne, Indiana
April 27, 2000